UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 29, 2015, Mercer International Inc. (the “Company”) entered into (i) a Second Amended and Restated Employment Agreement (the “Lee Agreement”) with Jimmy S.H. Lee, pursuant to which Mr. Lee will continue to serve as the Executive Chairman of the Company’s Board of Directors (the “Board”), and (ii) an Amended and Restated Employment Agreement (the “Gandossi Agreement”) with David M. Gandossi, pursuant to which Mr. Gandossi will continue to serve as the Chief Executive Officer, President and Director of the Company.

Pursuant to the terms of the Lee Agreement, Mr. Lee is entitled to (i) an annual base salary of €473,500, (ii) an annual bonus, in such amounts as determined in accordance with any bonus, profit sharing or short term incentive program established by the Board or the Compensation Committee of the Board, and (iii) grants of awards under the 2010 Stock Incentive Plan of the Company, in such amounts as determined by the Board based on Mr. Lee’s base salary and annual bonus in each such year. The term of the Lee Agreement is indefinite.

Pursuant to the terms of the Gandossi Agreement, Mr. Gandossi is entitled to (i) an annual base salary of Cdn.$590,000, (ii) an annual bonus, in such amounts as determined in accordance with any bonus, profit sharing or short term incentive program established by the Board for Mr. Gandossi or for senior officers of the Company, and (iii) grants of awards under the 2010 Stock Incentive Plan of the Company, in such amounts determined by the Board based on Mr. Gandossi’s base salary and annual bonus in each such year. The initial term of the Gandossi Agreement is three years, following which it will be automatically extended for one-year periods each year until terminated on its terms.

There are no family relationships among any of our current directors or executive officers, and neither Mr. Lee nor Mr. Gandossi has a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description is qualified in its entirety by reference to the Lee Agreement and the Gandossi Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated September 29, 2015, between Jimmy S.H. Lee and Mercer International Inc.

10.2	Amended and Restated Employment Agreement, dated September 29, 2015, between David M. Gandossi and Mercer International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ Genevieve Stannus
Genevieve Stannus
Treasurer

Date: September 29, 2015